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                                                                  Exhibit 10.31

                 CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE

     THIS SEPARATION AGREEMENT AND RELEASE (this "Agreement"), dated September 30, 2003 (the "Date of this Agreement"), is entered into by and between Questcor Pharmaceuticals, Inc. (the "Company") and Kenneth R. Greathouse (the "Executive"). The Company and the Executive are sometimes referred to herein as a "Party" or collectively as the "Parties".

     WHEREAS, the Executive is employed by the Company as the Company's Senior Vice President, Commercial Operations; and

     WHEREAS, Executive and the Company desire to modify and subsequently terminate such employment relationship on the mutually agreed upon terms set forth herein.

     For and in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the Company and the Executive agree as follows:


     1.   Resignation.
          (a) Effective as of the Date of this Agreement, the Executive hereby resigns from his position as Senior Vice President, Commercial
Operations of the Company and from all other executive officer positions then held by the Executive with the Company or any of its direct or indirect subsidiaries, and the Company hereby relieves the Executive of all duties and responsibilities performed by the Executive prior to the Date of this Agreement.

          (b) From the Date of this Agreement through March 31, 2004 (the "Date of Resignation"), the Executive shall remain a full-time employee of the Company in a non-executive capacity and shall continue to perform services for the Company as agreed to by Executive and the Chief Executive Officer of the Company.

          (c) Effective as of the Date of Resignation, the Executive agrees to resign as an employee of the Company or any of its direct or indirect subsidiaries, at which time the Executive will be relieved of all duties and responsibilities performed by the Executive prior to the Date of Resignation. Executive understands that as of the Date of Resignation he is giving up any right or claim to continuing or future employment with the Company and any benefits or compensation therefrom, except as provided in the Change of Control Agreements (as defined in paragraph 8 of this Agreement).


     2. Compensation. From the Date of this Agreement through the Date of Resignation, the Company shall continue to pay Executive his regular salary in the amount of $10,270.84 (ten thousand two hundred seventy-dollars and eighty-four cents), less tax withholding required by law and any additional applicable withholdings or deductions, on a semi-monthly basis in accordance with the Company's payroll practices. Any payment made to Executive in accordance with this Section 2 shall be made only to the extent the General Release set forth in Section 7 becomes irrevocable in accordance with Section 7(c)(6).
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     3.   Accrued Vacation. Executive acknowledges that the balance of the
Executive's accrued vacation as of the Date of this Agreement is zero. Executive shall not be entitled to accrue vacation days from the Date of this Agreement through the Date of Resignation.

     4. Bonus for 2003. Company agrees to pay to Executive a bonus payment in the amount of $27,000 (twenty-seven thousand dollars) as the total bonus payment for 2003, less tax withholding required by law and any additional applicable withholdings or deductions, in accordance with the Company's payroll practices ("2003 Bonus Payment"). Executive agrees to a deferral of said 2003 Bonus Payment until January 2004. However, in no event will the 2003 Bonus Payment be paid to Executive any later than January 31, 2004. Any payments made to Executive in accordance with this Section 4 shall be made only to the extent the General Release set forth in Section 7 becomes irrevocable in accordance with
Section 7(c)(6).

     5. Stock Options. The Company has amended Executive's stock options granted to Executive by the Company under the Questcor Pharmaceuticals Incorporated 1992. Stock Option Plan and as set forth in the option agreements dated: May 31, 2000; September 18, 2000; January 12, 2001; May 14, 2001; August 6, 2001; March 13, 2002; and December 18, 2002 (the "Option" or "Options"), to provide that such Options (or portions thereof), to the extent vested on the Date of Resignation, will be exercisable following Executive's resignation from employment with the Company on the Date of Resignation through March 31, 2005 subject to and provided that: (i) this Agreement is executed and delivered by Executive to the Company and (ii) the General Release set forth in Section 7 becomes irrevocable in accordance with Section 7(c)(6). Each of Executive's Options shall continue to vest in accordance with its terms from the Date of this Agreement through the Date of Resignation. Executive acknowledges and understands that to the extent an Option, or any portion thereof, qualifies as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended, such Option, or some portion thereof, may cease to qualify or meet the requirements of an incentive stock option upon such amendment and may be deemed a nonqualified stock option as of the effective date of such amendment. Executive acknowledges that he has been advised by the Company to consult his personal tax advisor regarding the tax implications to such amendment to the Options.

     6. Benefits. From the Date of this Agreement through the Date of Resignation, Executive shall be entitled to participate in the Company's employee benefit plans as set forth on Exhibit A in a manner consistent with Executive's participation in such plans as of the date immediately prior to the Date of this Agreement and shall, from and after the Date of Resignation, be eligible for continued benefits, at Executive's expense, under COBRA; provided, however, Executive shall be entitled to participate in the Company's employee benefit plans pursuant to this Section 6 only to the extent that General Release set forth in Section 7 becomes irrevocable in accordance with Section 7(c)(6).




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     7.   Release of the Company

          a. General Release. In consideration for the payments and the other matters described herein, the receipt and adequacy of which are hereby acknowledged, the Executive, on behalf of himself and his heirs, executors, administrators, successors, agents and assigns, hereby fully and without limitation releases and forever discharges the Company and its shareholders, parents, owners, subsidiaries, divisions, affiliates, officers, directors, agents, employees, consultants, insurers, representatives, lawyers, predecessors, successors and assigns, employee welfare benefit plans and pension or deferred compensation plans under Section 401 of the Internal Revenue Code of 1986, as amended, and their trustees, administrators and other fiduciaries, and all persons acting by, through, under or in concert with them, or any of them (the "Company Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent ("Claims"), which the Executive may have, or now claims to have against, or in the future claims from the Company Releasees by reason of any matter, cause or thing whatsoever, from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon or relating to the Executive's recruitment, relocation, hire, employment, benefits, remuneration (including salary, bonus, incentive or other compensation, vacation, sick leave or medical insurance benefits, and/or benefits from any employee stock ownership, profit-sharing and/or any deferred compensation plan under Section 401 of the Internal Revenue Code of 1986, as amended) or termination by the Company, or any contract, agreement, or compensation arrangement between the Executive and the Company, other than any obligation created in this Agreement or the Change of Control Agreements (defined in paragraph 8 below); provided, however, if a "Change of Control" (as defined in the Change of Control Agreements) shall not have occurred by December 31, 2003, then such Change of Control Agreements shall terminate and be of no further force or effect and be subject to the General Release contained in this Section 7(a) in all respects, and Executive expressly agrees to release the Company from liability for any and all rights, claims, benefits or awards due Executive under such Change of Control Agreements. As part of this Agreement, the Executive expressly waives any Claims arising out of Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act, as amended, the Age Discrimination in Employee Act, as amended, the Family and Medical Leave Act of 1993, the California Fair Employee and Housing Act of 1993, as amended, the California Labor Code (including but not limited to Section
970), the Fair Labor Standards Act, as amended, Section 17200 of the Business and Professions Code, the federal and state wage and hour laws, the Americans With Disabilities Act, as amended, the Immigration Reform and Control Act of 1986, the Employee Retirement Income Security Act of 1974, as amended, the Uniformed Services Employment and Reemployment Rights Act, the Rehabilitation Act of 1973, as amended, the California Family Rights Act, the Worker Adjustment and Retraining Notification Act, the California common law of fraud, misrepresentation, negligence, defamation, infliction of emotional distress, breach of contract, or wrongful termination, and/or any other local, state or federal law, rule or regulation governing employment, discrimination in employment or the payment of wages and benefits. Nothing in this Paragraph shall affect Executive's rights to vested funds held for his benefit in the Company's 401(k) plan.


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     b.   Release of Unknown Claims. The Executive acknowledges that he is aware of California Civil Code Section 1542, which provides as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     With full awareness and understanding of the above provision, the Executive hereby waives any rights he may have under Section 1542, as well as under any other statutes or common law principles of similar effect. The Executive intends to, and hereby does, release the Company Releasees from claims which he does not presently know or suspect to exist at this time.

     c. Release of Age Discrimination Claims. Executive agrees and expressly acknowledges that this General Release includes a waiver and release of all claims that Executive has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. sec. 621, et seq. ("ADEA"). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this Agreement:

          (1) That this section and this Agreement are written in a manner calculated to be understood by Executive.

          (2) The waiver and release of claims under the ADEA contained in this Agreement does not cover rights or claims that may arise after the date on which Executive signs this Agreement.

          (3) This Agreement provides for consideration in addition to anything of value to which Executive is already entitled.

          (4) Executive is advised to consult an attorney before signing this Agreement.

          (5) Executive is granted twenty-one (21) days after Executive is presented with this Agreement to decide whether or not to sign this Agreement. If Executive executes this Agreement prior to the expiration of such period, Executive does so voluntarily and after having had the opportunity to consult with an attorney.


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               (6)  Executive may revoke this Agreement within seven (7) days of execution of the Agreement by Executive. Unless revoked by Executive, this General Release shall become irrevocable upon the expiration of such 7-day period ("Release Effective Date"). In the event of such a revocation, Executive shall not be entitled to the consideration for this General Release set forth in Sections 2, 4, 5, and 6.

          d. No Assignment of Claims. Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim which Executive may have against the Company Releasees, and Executive agrees to indemnify and hold the Company Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer from such Party.

          e. No Suits or Actions. Executive has not filed any claims, actions or charges against the Company Releasees. Executive agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder, or in any manner asserts against the Company Releasees any of the Claims released hereunder, then he will pay to the Company Releasees, in addition to any other damages caused thereby, all attorneys' fees incurred by the Company Releasees in defending or otherwise responding to said suit or Claim; provided, however, that the requirement of payment of fees and/or damages shall not apply to claims or a challenge to the release of claims under the Age Discrimination in Employment Act.

     8. Terminated Agreements. The offer of employment letter dated May 2, 2000, and amendment thereto dated March 25, 2003, entered into between Executive and the Company (the "Terminated Agreement"), are hereby terminated in their entirety and the obligations of the Parties thereunder are hereby terminated, except to the extent provided in the amendments to the Terminated Agreement, dated November 3, 2000 and March 21, 2003, relating to a change in control of the Company (the "Change of Control Agreements"), subject to the provisions of Sections 7 and 10 hereunder. Executive waives any and all rights, claims, benefits and awards under the Terminated Agreement and releases the Company from liability for any and all rights, claims, benefits or awards due Executive thereunder. Executive further acknowledges and agrees that the Terminated Agreement shall have no further force and effect.

     9. Confidentiality of the Agreement. The Parties and their respective agents, representatives, shareholders, officers, directors, attorneys, employees, assigns, subsidiaries, affiliates, related companies, parent companies, partners, partnerships, insurers, and predecessor or successor companies shall maintain in strict confidence and shall not disclose the contents of this Agreement (including the consideration received hereunder). Notwithstanding the foregoing, such information may be disclosed by a Party (a) in a legal action or proceeding to prove, interpret, or enforce this Agreement;
(b) by order of a court of competent jurisdiction; and (c) to its own employees, outside accountants, financial advisors, lawyers, lenders, potential lenders, insurers, or shareholders and taxing authorities to the extent necessary to permit such individuals or entities to perform required tax, accounting, insurance, financial, legal, or administrative tasks or services.

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     10.  Surviving Agreements. Nothing contained in this Agreement is intended to or shall be construed to release or waive any rights of the Parties under any agreement restricting solicitations of customers or employees of the Company, or concerning the intellectual property of the Company. Company acknowledges that the Change of Control Agreements shall remain in full force and effect through December 31, 2003. Notwithstanding the foregoing, if a "Change of Control" (as defined in the Change of Control Agreements) shall not have occurred by December 31, 2003, then such Change of Control Agreements shall terminate and be of no further force or effect and be subject to the General Release contained in
Section 7(a) in all respects, and Executive expressly agrees to release the Company from liability for any and all rights, claims, benefits or awards due Executive under such Change of Control Agreements.

     11. No Admission. Executive further understands and agrees that neither the payment of money nor the execution of this Agreement shall constitute or be construed as an admission of any liability whatsoever by the Company Releasees.

     12. Acknowledgment. Executive represents and warrants that he (i) has read this Agreement, (ii) has had adequate time to consider this Agreement,
(iii) understands the meaning and application of this Agreement, and (iv) has signed this Agreement knowingly, voluntarily and of his own free will with the intent of being bound by it.

     13. Severability; Modification of Agreement. If any provision of this Agreement shall be found invalid or unenforceable in whole or in part, then such provisions shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable or shall be deemed excised from this Agreement as such circumstances may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

     14. Proprietary Information; Return of Company Property. The Executive acknowledges that certain information, observations and data obtained by him during the course of or related to his employment with the Company (including, without limitation, financial information, shareholder information, product design information, business plans, marketing plans or proposals and customer lists and other customer information) are the sole property of the Company and constitute trade secrets of the Company. On or before the Date of this Agreement, the Executive agrees to promptly return all files, customer lists, financial information or other Company property which are in the Executive's possession or control without making copies thereof. Notwithstanding the foregoing, Executive may retain the computer equipment formerly located in Executive's office at the Company and currently in the possession of the Executive. The Executive further agrees that he will not disclose to any person or use for his own account any trade secret information, observations or data without the written consent of the Company's Board of Directors, unless and to the extent that the aforementioned matters become generally

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known to and available for use by the public, other than as a result of the
Executive's acts or omissions to act, which acts or omissions were unauthorized and against the Company's interest. Further, the Executive acknowledges that any unauthorized use of the above described confidential information will cause irreparable harm to the Company and will give rise to an immediate action by the Company for injunctive relief.

     15.  No Solicitation.

          a. For a period of twelve (12) months after the Date of this Agreement, Executive shall not, directly or indirectly, solicit, induce or encourage any of the Company's employees, agents, independent contractors or consultants to end their relationship with the Company.

          b. For a period of twelve (12) months after the Date of this Agreement, Executive shall not, directly or indirectly, solicit, induce or encourage any of the Company's customers or potential customers to end their relationship with the Company, or interfere in such customers' or potential customers' relationship with the Company.

     16. No Disparagement. The Parties shall not make any disparaging or derogatory comments concerning each other. The Parties shall further refrain from making any derogatory or disparaging comments toward or concerning other Company employees, consultants or independent contractors.

     17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder may be assigned to any party by the Company or Executive without the prior written consent of the other Party hereto.

     18. Headings. The headings in this Agreement are for convenience only, and shall not be given any affect in the interpretation of this Agreement.

     19. Waiver. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the Party against whom the waiver is sought to be enforced. The failure of a Party to insist upon strict performance of any provision of this Agreement in anyone or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future.

     20. Entire Agreement; No Oral Modification. This is the entire agreement between the Parties with respect to the subject matter hereof. Executive represents and warrants that no promise or inducement has been offered or made except as expressly set forth herein. Executive acknowledges that (i) the consideration expressly set forth herein is the sole consideration for this Agreement, and (ii) except as expressly set forth herein, Executive shall not be entitled to receive any further compensation and/or benefits from the Company. This

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Agreement may not be modified other than in a writing executed by both Parties and stating its intent to modify or supersede this Agreement.

     21. Choice of Law. The Parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof.

     22.  Arbitration.   The Parties agree that any and all disputes,
controversies or claims arising out of or relating to this Agreement, or breach thereof, shall be submitted to final and binding arbitration. The arbitration may be compelled and enforced according to the California Arbitration Act (Code of Civil Procedure Sections 1280 et seq.). Unless the Parties mutually agree otherwise, the arbitration shall be conducted before the American Arbitration Association, according to its Employment Arbitration Rules. Judgment on the award the arbitrator renders may be entered in any court having jurisdiction over the Parties. Arbitration shall be initiated in accordance with the Employment Arbitration Rules of the American Arbitration Association.

     23. Fees. If any Party to this Agreement brings an action to enforce his or its rights hereunder, the prevailing Party shall be entitled to recover his or its costs and expenses, including attorneys' fees, if any, incurred in connection with such action.

     24. Counterparts: Fax Signatures. This Agreement may be executed in counterparts. The Parties may executed faxed copies of this Agreement, and faxed signatures may be relied upon by either Party.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates indicated below.

KENNETH R. GREATHOUSE                         QUESTCOR PHARMACEUTICALS, INC.

     /s/ KENNETH R. GREATHOUSE                By:     /s/ CHARLES J. CASAMENTO
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Date:   September 30, 2003                    Title:  CHAIRMAN, PRESIDENT + CEO
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                                              Date:   September 30, 2003
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